SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                          Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported):  February 14, 2003


                            AVIATION GENERAL, INCORPORATED
                (Exact Name of Registrant as Specified in its Charter)


      Delaware                         0-24795                  73-1547645
(State of Incorporation)        (Commission File No.)         (IRS Employer
   Identification No.)


                               7200 NW 63rd Street
                             Bethany, Oklahoma 73008
          (Address of principal executive offices, including zip code)



                                (405) 495-8080
                  (Registrant's telephone number, including area code)











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Item 4.  Changes in Registrant's Certifying Accountant

         On February 14, 2003, Grant Thornton LLP ("Grant Thornton") resigned as independent auditors of Aviation General, Incorporated (the "Registrant"). Grant Thornton advised the Registrant that the reason for its resignation was that it had determined that in light of the Registrant's financial condition and size, the Registrant does not meet Grant Thornton's current criteria for public-company audit clients.

         The reports of Grant Thornton as of and for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Registrant's 2001 financial statements contained an explanatory paragraph describing an uncertainty about the Registrant's ability to continue as a going concern. During the two fiscal years ended December 31, 2001, and during the subsequent interim periods prior to February 14, 2003, there were no (i) disagreements between Grant Thornton and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Registrant's financial statements, or (ii) events as described in
Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

         The Registrant furnished Grant Thornton with a copy of this report and requested it to furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Grant Thornton's letter will be filed as Exhibit 16 to an amendment to this Form 8-K.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.  The following exhibits are filed with this report:

         16 Letter from Grant Thornton regarding the change in the Registrant's certifying accountant.*

         *To be filed by amendment.





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                               SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AVIATION GENERAL, INCORPORATED



                                    /s/  WIRT D. WALKER, III
                                    Name: Wirt D. Walker, III
                                    Title: Chairman and Chief Executive Officer



Dated: February 21, 2003